SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	June 27, 2012

OVERHILL FARMS, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-16699	75-2590292
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2727 East Vernon Avenue, Vernon, California	90058
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(323) 582-9977

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders

Overhill Farms, Inc. (the “Company”) held its 2012 annual meeting of stockholders on June 27, 2012.  There were 15,823,271 shares of the Company’s common stock outstanding on the record date (May 23, 2012) and entitled to vote at the meeting, with each share entitled to one vote per proposal.

Five nominees were presented for election and elected to the Company’s board of directors at the meeting.  The results of the vote for the election of directors were as follows:

Nominee	For	Withheld	Broker Non-Vote
James Rudis	11,104,379	1,083,158	2,576,982
Harold Estes	11,455,893	731,644	2,576,982
Geoffrey A. Gerard	9,812,299	2,375,238	2,576,982
Alexander Auerbach	8,134,571	4,052,966	2,576,982
Alexander Rodetis, Jr.	11,403,617	783,920	2,576,982

The holders of the Company’s common stock were also asked to consider and vote upon a proposal to ratify the selection of Ernst & Young LLP as the Company’s independent registered public accountants to audit the Company’s financial statements for the Company’s fiscal year 2012.  The results of the vote were as follows, and consequently the selection was ratified:

	For	Against	Abstain	Broker Non-Vote
Ernst & Young LLP	14,178,098	548,426	37,995	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OVERHILL FARMS, INC.

Date: July 2, 2012	By:	/s/ Robert C. Bruning
Robert C. Bruning,
Chief Financial Officer